UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 3, 2012

Jones Soda Co.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-28820	52-2336602
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 1st Avenue South, Suite 100, Seattle, Washington		98134
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-624-3357
Not Applicable
______________________________________________
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 3, 2012, the Board of Directors of Jones Soda Co. (the "Company"), upon the recommendation of the Nominating Committee, appointed Jennifer Cue as a new director. Ms. Cue, age 48, recently served as Interim Chief Financial Officer of the Company from September 2011 to December 2011. She previously served as Chief Financial Officer and Corporate Secretary of the Company from 1997 to 2005 and as the Company's Chief Operating Officer from 2002 to 2005. She also held the role of Vice President, Corporate and Financial Development of the Company from 1995 to 1997. Ms. Cue also served as a member of the Board from 1995 to 2005.
Since her departure from the Company in 2005, Mr. Cue has focused on strategic business consulting, private investment initiatives and financial advising. Prior to 1995, Ms. Cue served as Vice President Investment Research of D. Grant Macdonald Capital Corporation from 1994 to 1995, and prior to that served as Vice President, Investments at Penfund Management in Toronto, Ontario from 1990 to 1994. From 1986 to 1988, Ms. Cue worked in Commercial Banking for Lloyds Bank Canada. Ms. Cue holds an MBA from McGill University in Montreal and a Bachelor of Commerce from the University of British Columbia in Vancouver, British Columbia. Ms. Cue is also a Chartered Financial Analyst.
Ms. Cue will receive the standard cash and equity compensation provided to all of the Company's non-employee directors, which is described in the Company's Annual Report of Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission on March 30, 2012.
With the appointment of Ms. Cue, the size of the Board has been increased to eight directors.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

99.1	Press Release, dated April 9, 2012

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jones Soda Co.

April 9, 2012	By:	/s/ James P. Stapleton

Name: James P. Stapleton
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated April 9, 2012